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                                                                    EXHIBIT 21.1

                             Vintage Wine Trust Inc.
                              List of Subsidiaries

Name                                     State of Organization
----                                     ---------------------
Vintage Wine Business Trust II           Maryland
Vintage Wine Trust LP                    Delaware